Exhibit 4.1

COMMON STOCK PURCHASE AND SALE AGREEMENT

             Common Stock Purchase and Sale Agreement (the “Agreement”) dated as of June 15, 2001 by and among META Group, Inc., a Delaware corporation (the “Company”), and the purchasers named in Exhibit A hereto (collectively, the “Purchasers”).

             NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company and the Purchasers, intending to be legally bound hereby, agree as follows:

             1.          Agreement to Purchase and Sell.  Subject to the terms and conditions of this Agreement, the Company shall issue and sell to each Purchaser, and each Purchaser severally and not jointly shall purchase, at the Closing (as defined below) that number of shares of common stock, par value $.01 per share, of the Company (collectively, the “Shares”) set forth opposite such Purchaser’s name on Exhibit A hereto for the purchase price of $2.78 per share and an aggregate purchase price set forth opposite such Purchaser’s name on Exhibit A hereto (collectively, the “Purchase Price”).  The closing (the “Closing”) of the issuance and sale of the Shares by the Company to the several Purchasers shall be held at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, MA 02110 at 10:00A.M., Boston, MA time, on June 28, 2001 (or such other date as mutually agreed in writing by all of the parties hereto)(the “Closing Date”).  At the Closing, the several Purchasers shall pay their respective portions of the Purchase Price by wire transfer of immediately available funds (to the wire address attached as Exhibit B hereto) or by delivery of a check payable to the Company (or a combination thereof) and the Company will issue and deliver certificates representing the Shares to each Purchaser in the names and amounts set forth on Exhibit A (collectively, the “Certificates”).  There will be no conditions to the Closing.

             2.          Representations and Warranties of the Purchasers.  Each Purchaser represents and warrants to the Company, severally and not jointly, on the date hereof and as of the Closing Date, as follows:

                           (a)         Investment.  Such Purchaser is acquiring its respective portion of the Shares for its own account, for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same.

                           (b)        Opportunity to Ask Questions; Economic Risk.  Such Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.  Such Purchaser must bear the economic risk of an investment in the Shares indefinitely unless a subsequent disposition thereof is registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from registration is available.  Such Purchaser has had the opportunity to ask questions of, and receive answers from, management concerning the terms and conditions of the offering of the Shares.  Such Purchaser has made detailed inquiry concerning the Company and its business and personnel; the officers of the Company have made available to such Purchaser any and all written information which it has requested and have answered to such Purchaser's satisfaction all inquiries made by it.

                           (c)         No Registration of Shares; Legend.  Such Purchaser acknowledges that the Shares to be purchased by it have not been registered under the Securities Act and cannot be resold or otherwise disposed of unless the Shares are subsequently registered under the Securities Act or unless an exemption from such registration is available.  Accordingly, each Certificate shall bear a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

             Such Purchaser understands that the Company has no present intention of registering the Shares.  Such Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Purchaser to transfer all or any portion of the Shares, under the circumstances, in the amounts or at the times such Purchaser might propose.

                           (d)        Accredited Investor Status.  Such Purchaser is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.

                           (e)         Existence, Authority and Enforceability.  If such Purchaser is a corporation or partnership, such corporation or partnership is duly incorporated or formed, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, and the execution, delivery and performance by such Purchaser of this Agreement, and the consummation by such Purchaser of the transactions contemplated hereby, are within its corporate or partnership power and authority, and have been duly authorized by all necessary corporate or partnership action.  This Agreement constitutes a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms.

                           (f)         Confidential Information.  At all times during the Company’s offering of the Shares to it, such Purchaser has maintained in confidence all non-public information regarding the Company or its securities received by such Purchaser from the Company or its agents, and covenants that it will continue to maintain in confidence such information until such information becomes generally publicly available other than through a violation of this provision by any such Purchaser or its agents.

             3.          Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchasers, on the date hereof and as of the Closing Date, as follows:

                           (a)         Corporate Existence and Authorization.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the corporate power and authority of the Company and have been duly authorized by all necessary corporate action.  This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                           (b)        Governmental Authorization.  Assuming the accuracy of the representations and warranties set forth in Section 2, the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated by this Agreement by the Company, do not and will not require any consent, approval or action by or in respect of, or any declaration, filing or registration with, any governmental authority, other than the filing of a Form D under the Securities Act and certain filings under applicable state securities and blue sky laws which have been made or will be made after the Closing and other than in connection with the registration requirements set forth in Section 4.

                           (c)         Non-Contravention.  The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated by this Agreement by the Company, do not and will not, with or without the giving of notice, the lapse of time or both: (i) contravene or conflict with the certificate of incorporation or by-laws of the Company or any material agreement to which the Company is a party, or (ii) assuming that the filings referred to in Section 3(b) above are made, contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to the Company.

                           (d)        SEC Documents; Disclosure; Financial Statements.  (i)  The Company has made available to the Purchasers prior to the date hereof copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 2000 ("Form 10-K"), its Quarterly Report on Form 10-Q for the period ended March 31, 2001 ("Form 10-Q") and all other registration statements, reports and proxy statements filed by the Company with the Securities and Exchange Commission (the "Commission") on or after December 31, 2000 (the Form 10-K, Form 10-Q and such registration statements, reports and proxy statements, are collectively referred to herein as the "SEC Documents").  Each of the SEC Documents, as of the respective date thereof, did not, and each of the registration statements, reports and proxy statements filed by the Company with the Commission after the date hereof and prior to the Closing will not, as of the date thereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except as may have been corrected in a subsequent SEC Document.

             (ii)  Since January 1, 2001, the Company has duly filed with the Commission all registration statements, reports and proxy statements required to be filed by it under the Securities Exchange Act of 1934, as amended, and the Securities Act.  Each of the audited and unaudited consolidated financial statements of the Company included in the SEC Documents filed prior to the date hereof has been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly presents the consolidated financial position of the Company and its consolidated subsidiaries as at the date thereof or the consolidated results of their operations or cash flows for the periods then ended (subject to normal year end audit adjustments, which adjustments in the aggregate will not be material in amount or effect, in the case of unaudited interim financial statements).

                           (e)         No Material Adverse Change.  Except as disclosed in any of the SEC Documents, since April 1, 2001 there has been no material adverse change in the business, assets, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries, taken as a whole.

                           (f)         Eligibility to Use Form S-3.  As of the date hereof, the Company is eligible to use Form S-3 under the Securities Act to register the Shares for resale as contemplated by Section 4 hereof.

                           (g)        The Shares.  The Shares have been duly authorized and will, when issued in accordance with this Agreement, be validly issued, fully paid and nonassessable.

             4.          Registration Rights.

                           (a)         Applicability.  Notwithstanding any other provision hereof, for the purposes of Sections 4(b)-(h) hereof only, the term “Purchasers” as used in such Sections 4(b)-(i) shall refer to all of the Purchasers other than Dale Kutnick and Salomon Smith Barney, as IRA custodian for the benefit of Dale Kutnick.

                           (b)        Certain Definitions.  For purposes of this Section 4, the following terms shall have the meanings set forth below:

                           “Black-out Period” shall mean, with respect to the Company, that period commencing on the 15th day of each of March, June, September and December of any year and ending 48 hours after the public announcement by the Company of its earnings for its fiscal year or quarter, as the case may be, that ends on the last day of such month.

                           “Potential Material Event” shall mean any of the following: (a) the possession by the Company of material non-public information required to be disclosed in the Resale Registration Statement, and the determination in good faith by the Board of Directors of the Company that disclosure of such information in the Resale Registration Statement at that time would either not be advisable or may be detrimental to the business and affairs of the Company; (b) any material engagement or activity by the Company, including (but not limited to) any pending or scheduled public offering of the Company’s securities, an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction by or of the Company, any pre-existing and continuing negotiations, discussions or pending proposals with respect to any of the foregoing transactions, or the financial condition of the Company in view of the disclosure of any pending or threatened litigation, claim, assessment or governmental investigation which may be required thereby; which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in the Resale Registration Statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the Resale Registration Statement would be materially misleading absent the inclusion of such information.

                           “Registration Expenses” means the expenses incurred by the Company in complying with Section 4 hereof, including registration and filing fees, securities exchange or market listing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and reasonable disbursements of one counsel for the selling Purchasers, state blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding any underwriting commissions, discounts and selling concessions and any stock transfer, issuance or other taxes and fees and expenses of any additional counsel to the selling Purchasers, if any.

                           “Registrable Shares” means any Shares originally issued to any Purchaser pursuant to this Agreement and any additional unregistered shares of common stock of the Company received by such Purchasers as a stock dividend on the Registrable Shares, or pursuant to a stock split or similar recapitalization of the Company’s common stock, provided, however, that Registrable Shares shall not include any such shares of common stock of the Company that as of the date of the determination (x) have previously been sold by a Purchaser pursuant to Rule 144 under the Securities Act or the Resale Registration Statement or (y) may be sold without limitation pursuant to Rule 144(k) under the Securities Act.

                           (c)         Resale Registration Statement.  Upon the written request (the “Demand Notice”) of holders of at least 40% of the Registrable Shares (which request shall list the number of Registrable Shares desired by any such holder to be registered and may not be made prior to October 31, 2001), the Company shall use all commercially reasonable efforts to file with the Commission a registration statement (the “Resale Registration Statement”) on Form S-3 (or such other applicable short form) registering the Registrable Shares for resale under the Securities Act so requested to be registered.  In such case, the Company shall use all commercially reasonable efforts to cause the Resale Registration Statement to become effective as expeditiously as possible (although the Company shall not be required to cause the Resale Registration Statement to become effective prior to December 31, 2001) and to remain effective until the earlier of (x) the date which is the second anniversary of the Closing Date and (y) the date on which all Registrable Shares shall have been either transferred pursuant to the Resale Registration Statement or are no longer Registrable Shares.  In the event a Demand Notice is delivered, the Company shall promptly notify all Purchasers that were not signatories to the Demand Notice that such notice has been delivered and such Purchasers shall have ten (10) business days after receipt of such notice to notify the Company in writing as to whether such Purchaser desires to have any of its Registrable Shares registered on the Resale Registration Statement.  Any such notice shall state the number of Registrable Shares desired to be registered.  The Company shall be obligated to register Registrable Shares pursuant to this Section 4 on one occasion only, provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all Registrable Shares specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.  Notwithstanding the foregoing, during any Black-out Period and if at any time or from time to time after the Closing Date, the Company notifies the Purchasers in writing of the existence of a Potential Material Event, (i) the Company shall not be obligated to file the Resale Registration Statement with the Commission (if such filing has not already been made), (ii) the Company shall not be obligated to cause the Resale Registration Statement to become effective (if the Resale Registration Statement has been filed with the Commission), and/or (iii) the Purchasers shall not offer or sell any Registrable Shares, or engage in any other transaction involving or relating to the Registrable Shares (if the Resale Registration Statement has been declared effective by the Commission), until the Black-out Period has expired or from the time of the giving of notice with respect to a Potential Material Event until such Purchaser receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event.  In addition, the Company shall be entitled, upon notice to the Purchasers in writing of the existence of a Potential Material Event, to withdraw or suspend the Resale Registration Statement until such time as such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event, at which time the Company shall use all commercially reasonable efforts to refile or reinstate the Resale Registration Statement and cause it to become effective.

                           (d)        Further Obligations of the Company.  The Company shall also do the following:

                                        (i)          Notify the Purchasers promptly upon the effectiveness of the Resale Registration Statement.  Furnish to each Purchaser such copies of each preliminary and final prospectus and such other documents as such Purchaser may reasonably request to facilitate the public offering of its Registrable Shares;

                                        (ii)         Use commercially reasonable efforts to register or qualify the shares covered by said registration statement under the applicable securities or blue sky laws of such jurisdictions as any selling Purchaser may reasonably request; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdictions where it is not then so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the Resale Registration Statement in any jurisdiction where it is not then so subject;

                                        (iii)        Furnish, upon request, to each selling Purchaser a copy of all documents filed with and all correspondence from or to the Commission in connection with any such offering of the Registrable Shares; and

                                        (iv)       Notify on a timely basis each seller of the Registrable Shares at any time when a prospectus relating to the Registrable Shares is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Resale Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                           (e)         Further Obligations of Purchasers.  In connection with any registration pursuant to this Agreement in which Registrable Shares held by a Purchaser are to be registered, such Purchaser shall furnish to the Company in writing such information with respect to such Purchaser and the sale or distribution proposed by such Purchaser as the Company reasonably requests for use in connection with any such registration statement or prospectus or otherwise as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.  Such provision of information by a Purchaser is a condition precedent to the obligations of the Company to register the Registrable Shares of such Purchaser pursuant to Section 4 of this Agreement.

                           (f)         Allocation of Expenses.  The Company shall pay all of the Registration Expenses incurred by the Company in complying with Section 4 of this Agreement.  In no event shall the Company have any obligation to pay or otherwise bear any portion of the underwriters’ commissions or discounts and selling concessions, any fees and expenses of more than one counsel to the selling Purchasers, if any, or stock transfer, issuance or other tax attributable to the Registrable Shares being offered and sold by any of the Purchasers.

                           (g)        Selection of Broker.  Unless otherwise agreed to by the Company in writing, the Registrable Shares registered pursuant to this Agreement shall be sold by the selling Purchasers through one of at least two brokers or dealers selected by the Company, and reasonably acceptable to the selling Purchasers, at the time of such registration.

                           (h)        Indemnification and Contribution.  (i)  In the event of a registration of any of the Registrable Shares under the Securities Act pursuant to this Section 4, the Company will indemnify and hold harmless each seller of such Registrable Shares thereunder, each underwriter of such Registrable Shares thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Shares were registered under the Securities Act pursuant to this Section 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case (x) if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such seller, such underwriter or such controlling person in writing specifically for use in such registration statement or prospectus or (y) if in the case of a sale directly by such seller of Registrable Shares, such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such seller of Registrable Shares failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Shares to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act or any state securities laws.

                                        (ii)         In the event of a registration of any of the Registrable Shares under the Securities Act pursuant to this Section 4, each seller of such Registrable Shares thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Shares was registered under the Securities Act pursuant to this Section 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case (x) if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus or (y) if in the case of a sale directly by such seller of Registrable Shares, such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such seller of Registrable Shares failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Shares to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act or any state securities laws, and provided, further, however, that the liability of each seller hereunder shall be limited to the net proceeds received by such seller from the sale of Registrable Shares covered by such registration statement.

                                        (iii)        Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 4(h) and shall only relieve it from any liability which it may have to such indemnified party under this Section 4(h) if and to the extent the indemnifying party is prejudiced by such omission.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 4(h) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.  No indemnified party shall settle, compromise or consent to the entry of a judgment in any pending or threatened action, suit, proceeding or other claim for which recovery may be available under this Section 4 without the prior written consent of the indemnifying party.

                                        (iv)       In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 4(h) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 4(h)  provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 4(h); then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Shares offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                           (i)          Transferability of Registration Rights.  The registration rights granted in this Section 4 may be assigned or transferred in connection with a sale of Registrable Shares or otherwise if (x) the transferee is a partner, stockholder or affiliate of a Purchaser, (y) the transferee is not a direct competitor of the Company and (z) the transferor notifies the Company of the transfer in writing and provides the Company with the transferee’s name and address and the number of Registrable Shares acquired.  Except as provided in the previous sentence, the registration rights granted in this Section 4 may not be assigned or transferred in connection with a sale of the Registrable Shares or otherwise.

             5.          Miscellaneous.  Each of the parties hereto covenants and agrees upon the request of the Company (in the case of one or more of the Purchasers) or the request of one or more of the Purchasers (in the case of the Company), to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, powers of attorney and assurances as may be reasonably necessary or desirable to give full effect to this Agreement.  Except as may be otherwise required by law, without the prior written consent of the Company, Purchasers shall not make any public disclosure of the transactions contemplated hereby until such information becomes generally publicly available other than through a violation of this provision by any Purchaser or its agents.  The Company and the Purchasers shall pay all of their own fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitations, those of any agents, advisors or finders retained by any such party.  Any amendment of this Agreement shall not be effective unless signed in writing by all parties here.  This Agreement supercedes any other agreement, whether written or oral, that may have been made or entered into by the parties hereto relating to the matters contemplated hereby, and constitutes the entire agreement by the parties.  Headings and captions in this Agreement are for convenience only and shall not be considered a part of this Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.  This Agreement shall be construed and interpreted according to the laws of the State of Delaware, without giving effect to its principles of conflicts of laws.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one agreement.  A document signed and transmitted by facsimile machine or telecopier shall be treated as an original document and the signature of any party on such document shall be considered as an original signature.

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             IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

META GROUP, INC.

By:	/s/ John Piontkowski

	Name:	John Piontkowski
	Title:	Chief Financial Officer

PURCHASERS:

FIRST ALBANY CORPORATION

By:	/s/ George McNamee

	Name:	George McNamee
	Title:	Chairman

ARDENT RESEARCH PARTNERS, LTD

By:	/s/ Francis J. Saldutti

	Name:	Francis J. Saldutti
	Title:	General Partner

ARDENT RESEARCH PARTNERS, L.P.

By:	/s/ Francis J. Saldutti

	Name:	Francis J. Saldutti
	Title:	General Partner

/s/ Dale Kutnick

Dale Kutnick

JMI Equity Fund IV, L.P.
	By:	JMI Associates IV, L.L.C.
its General Partner

	By:	/s/ Bradford D. Woloson

		Name:	Bradford D. Woloson
		Title:	Managing Member

.	JMI Equity Fund IV (AI), L.P
	By:	JMI Associates IV, L.L.C.
its General Partner

	By:	/s/ Bradford D. Woloson

		Name:	Bradford D. Woloson
		Title:	Managing Member

JMI Euro Equity Fund IV, L.P.
	By:	JMI Associates IV, L.L.C.
its General Partner

	By:	/s/ Bradford D. Woloson

		Name:	Bradford D. Woloson
		Title:	Managing Member

JMI Equity Side Fund, L.P.
	By:	JMI Side Associates, L.L.C.

	By:	/s/ Bradford D. Woloson

		Name:	Bradford D. Woloson
		Title:	Vice President

Salomon Smith Barney,
as IRA custodian for
the benefit of Dale Kutnick

By:	/s/ George Parsons

	Name:	George Parsons
	Title:	Vice President/ Operations Manager

Exhibit A

Name and Address of Purchaser	No. of Shares	Purchase Price

First Albany Corporation	719,424	$1,999,998.72
30 South Pearl Street
Albany, NY 12207
Contact: Mr. George C. McNamee
Phone Number: (518) 447-8501
E-mail: george.mcnamee@fac.com

JMI Equity Fund IV, L.P.	505,421	$1,405,070.38
1119 St. Paul Street
Baltimore, MD 21202
Contact: Mr. Harry Gruner
Phone Number: (410) 385-2691
E-mail: hgruner@jmi-inc.com

JMI Equity Fund IV (AI), L.P.	40,024	$111,266.72
1119 St. Paul Street
Baltimore, MD 21202
Contact: Mr. Harry Gruner
Phone Number: (410) 385-2691
E-mail: hgruner@jmi-inc.com

JMI Euro Equity Fund IV, L.P.	161,389	$448,661.42
1119 St. Paul Street
Baltimore, MD 21202
Contact: Mr. Harry Gruner
Phone Number: (410) 385-2691
E-mail: hgruner@jmi-inc.com

JMI Equity Side Fund, L.P.	12,590	$35,000.20
1119 St. Paul Street
Baltimore, MD 21202
Contact: Mr. Harry Gruner
Phone Number: (410) 385-2691
E-mail: hgruner@jmi-inc.com

Ardent Research Partners, LTD	35,971	$99,999.38
153 East 53rd Street Suite 4800
New York, NY 10022
Contact: Mr. Francis J. Saldutti
Phone Number: (212) 508-7025
E-mail: fsaldutti@ardentresearch.com

Ardent Research Partners, LP	35,971	$99,999.38
153 East 53rd Street Suite 4800
New York, NY 10022
Contact: Mr. Francis J. Saldutti
Phone Number: (212) 508-7025
E-mail: fsaldutti@ardentresearch.com

Salomon Smith Barney,	121,000	$336,380.00
as IRA custodian for
the benefit of Dale Kutnick
950 Winter Street
Suite 4400
Waltham, MA 02451
Contact: Mr. Herman Bruckner
Phone Number: (781) 672-5106
E-mail:

Mr. Dale Kutnick	94,827	$263,619.06
23 Sherman Turnpike
Redding, CT 06875
Phone Number: (203) 973-6731
E-mail: dale.kutnick@metagroup.com

Totals	1,726,617	$4,799,995.26